ARTICLES OF ORGANIZATION
                                       OF
                         CORPUS CHRISTI DAY CRUISES, LLC


         These Articles of Organization are made for the purpose of organizing a Nevada Limited Liability Company pursuant to Chapter 86 of the Nevada Revised Statutes.

                                    ARTICLE I
                                      NAME

         The name of this Limited Liability Company is CORPUS CHRISTI DAY CRUISES, LLC (the "Company").

                                   ARTICLE II
                                     ADDRESS

         The Company's mailing address and street address of the principal office of the Company is 3753 Howard Hughes Parkway, Suite 200, Las Vegas, NV 89109.

                                   ARTICLE III
                                    DURATION

         The period of duration for the Company shall be perpetual.

                                   ARTICLE IV
                           REGISTERED AGENT AND OFFICE

         The name of the initial Registered Agent of the Company is The Corporation Trust Company of Nevada. The street address of the initial Registered Agent of the Company is 6100 Neil Road, Suite 500, Reno, Nevada 89511.


                                    ARTICLE V
                                   MANAGEMENT

         The Company shall be managed by Viva Gaming and Resorts, Inc. The address of the Manager is 3753 Howard Hughes Parkway, Suite 200, Las Vegas, NV 89109. Thereafter, the Company shall be managed by at least one Manager who shall be elected as provided in the Operating Agreement of the Company.

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                                   ARTICLE VI
                         ADMISSION OF ADDITIONAL MEMBERS

         Additional Members of the Company may be admitted by unanimous written consent of the Members or in the manner provided in the Operating Agreement of the Company.

                                   ARTICLE VII
                       MEMBERS RIGHTS TO CONTINUE BUSINESS

         If a Member of the Company dies, retires, resigns, is expelled, is dissolved, experiences bankruptcy, or upon the occurrence of any other event which terminates the continued Membership of a Member in the Company, the remaining Members may continue the business of the Company in the manner provided in the Operating Agreement of the Company.

                                  ARTICLE VIII
                               OPERATING AGREEMENT

         The Members may adopt, alter, amend, or repeal Operating Agreement of the Company containing provisions for the regulation and management of the affairs of the Company.

                                   ARTICLE IX
                        DATE OF EXISTENCE OF THE COMPANY

         The existence of the Company shall commence on the date of filing the Articles of Organization by the Nevada Department of State.


                                    ARTICLE X
                                    ORGANIZER

         These Articles of Organization are hereby executed by the undersigned this 20th day of March, 2000. The street address of the Organizer is 6100 Neil Road, Suite 500, Reno, Nevada 89511.

                                  The Corporation Trust Company of Nevada



                                  BY: /s/ V. Miller
                                  -----------------
                                  V. Miller (Plantation)
                                  Assistant Secretary


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                          CERTIFICATE OF DESIGNATION OF
                       REGISTERED AGENT/REGISTERED OFFICE


PURSUANT TO THE PROVISIONS OF SECTIONS 86.121 AND 86.125 OF THE NEVADA REVISED STATUTES, THE UNDERSIGNED LIMITED LIABILITY COMPANY SUBMITS THE FOLLOWING STATEMENT TO DESIGNATE A REGISTERED OFFICE AND REGISTERED AGENT IN THE STATE OF NEVADA.


1.       The name of the Limited Liability Company is:

                         CORPUS CHRISTI DAY CRUISES, LLC

2.       The name and the Nevada address of the Registered Agent are:

                     The Corporation Trust Company of Nevada
                  6100 Neil Road, Suite 500, Reno, Nevada 89511

Having been named as Registered Agent and to accept service of process for the above stated Limited Liability Company at the place designated in this certificate, I hereby accept the appointment as Registered Agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as Registered Agent.

                                   The Corporation Trust Company of Nevada




                                   By /s/ V. Miller
                                   ----------------
                                       Agent for Service of Process V. Miller
                                        (Plantation)








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                               SECRETARY OF STATE

                                 STATE OF NEVADA




                        LIMITED-LIABILITY COMPANY CHARTER


         I, DEAN HELLER, the Nevada Secretary of State, do hereby certify that CORPUS CHRISTI DAY CRUISES, LCC did on March 20, 2000, file in this office the Articles of Organization for a Limited-Liability Company, that said Articles are now on file and of record in the office of the Nevada Secretary of State, and further, that said Articles contain the provisions required by the laws governing Limited-Liability Companies in the State of Nevada.


                                                 IN WITNESS WHEREOF, I
                                                 have hereunto set my
                                                 hand and affixed the
                                                 Great Seal of State,
                                                 at my office in
                                                 Carson City, Nevada,
                                                 on March 20, 2000.


                                                 /s/ Dean Heller

   [SEAL]
                                                 Secretary of State



                                                 By /s/
                                                 Certification Clerk



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